EXHIBIT 10.15

MORGAN STANLEY

EMPLOYEES’ EQUITY ACCUMULATION PLAN

(Amended and Restated as of November 27, 2006)

Section 1 Purpose.

The primary purposes of the Morgan Stanley Employees’ Equity Accumulation Plan are to attract, retain and motivate key employees of the Company and to align the interests of key employees with stockholders through equity-based compensation and enhanced opportunities for ownership of Stock. It is the further purpose of this Plan to permit the granting of Awards that will constitute performance-based compensation for certain executive officers, as described in Section 162(m) of the Code.

Section 2 Definitions.

Unless determined otherwise by the Committee and set forth in the applicable Award Certificate, capitalized terms used herein without definition have the meanings set forth below.

2.1	“Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto.

2.2	“Amendment Date” shall mean March 21, 2006.

2.3	“Award” shall mean a grant of Stock or cash, or the right to acquire Stock or cash, under such terms and conditions as shall be determined by the Committee consistent with the terms of the Plan.

2.4	“Award Certificate” shall mean a written document (including in electronic form) described in Section 6.2, setting forth the terms and conditions of an Award made pursuant to the Plan.

2.5	“Board” shall mean the Board of Directors of Morgan Stanley.

2.6	“Cash Unit” shall mean a general, unsecured obligation of the Company to pay cash to a Participant pursuant to an Award recorded by the Company as a bookkeeping entry.

2.7	“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

2.8	“Committee” shall mean a committee of two or more directors of Morgan Stanley, as described in Section 3.1.

2.9	“Company” shall mean Morgan Stanley and any corporation, trade or business which at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Morgan Stanley.

2.10	“Consent” shall mean, with respect to the granting of any Award under the Plan, the acquisition, issuance or purchase of Stock or other rights hereunder or the taking of any other action hereunder:

(i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation;

(ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization;

(iii) any and all written agreements and representations by the Participant with respect to the disposition of Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; and

(iv) any and all consents, clearances and approvals in respect of the granting of an Award, the acquisition, issuance or purchase of Stock or other rights hereunder or the taking of any other action under the Plan, by any governmental agencies or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company.

2.11 “Disability” shall mean the termination of a Participant’s employment with the Company under circumstances that (i) entitle the Participant to receive benefits under any long-term disability plan sponsored by the Company, or (ii) if the Participant does not participate in such a plan, are determined by the Committee to have been caused by a physical or mental condition that would have entitled the Participant (if the Participant had been eligible to participate) to receive disability benefits under the Morgan Stanley, Dean Witter, Discover & Co. Long Term Disability Plan or any successor thereto.

2.12	“Effective Date” shall have the meaning set forth in Section 10.12.

2.13 “Executive Officer” shall mean an executive officer of Morgan Stanley within the meaning of Rule 3b-7 promulgated under the Act.

2.14 “Fair Market Value” shall mean, with respect to a share of Stock, the fair market value thereof as determined by the Committee as follows:

(i) if Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Stock as reported on the New York Stock Exchange Composite Tape on the date of reference or, if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

(ii) if Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NNM”), the closing price, regular way of the Stock on such date on such exchange or NNM, as the case may be, on which the largest number of shares of Stock have been traded in the aggregate on the preceding twenty trading days or, if no such reported sale of the Stock shall have occurred on such date on such exchange or NNM, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NNM, as the case may be; or

(iii) if Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or

(iv) if no Fair Market Value may be determined from the foregoing, the value of a share of Stock as determined in good faith by the Committee;

provided, however, that, with respect to any Award granted on or after the Amendment Date, “Fair Market Value” shall mean, with respect to a share of Stock, the fair market value of the Stock on the date of reference, as determined in accordance with a valuation methodology approved by the Committee.

2.15	“Morgan Stanley” shall mean Morgan Stanley, a Delaware corporation, or any successor thereto.

2.16	“Option” shall mean a right to acquire Stock.

2.17	“Original Option” shall have the meaning set forth in Section 7.2(a).

2.18	“Other Stock-Based Awards” shall have the meaning set forth in Section 9.1.

2.19	“Participant” shall mean an individual who has been granted an Award under the Plan.

2.20	“Plan” shall mean the Morgan Stanley Employees’ Equity Accumulation Plan, as amended from time to time.

2.21	“Plan Action” shall have the meaning set forth in Section 10.2.

2.22 “Related Employment” shall mean the employment of an individual by an employer other than the Company, provided that:

(i) such employment is undertaken by the individual at the request or with the consent of the Company;

(ii) immediately prior to undertaking such employment the individual was an employee of the Company, or was engaged in Related Employment as defined herein; and

(iii) such employment is recognized by the Committee, in its discretion, as Related Employment.

2.23	“Related SAR” shall have the meaning set forth in Section 7.3(a)

2.24	“Restoration Option” shall have the meaning set forth in Section 7.2(a).

2.25	“Restoration Option Right” shall have the meaning set forth in Section 7.2(a).

2.26 “Restricted Stock” shall mean an Award of Stock subject to conditions determined by the Committee pursuant to Section 8.

2.27 “Retirement” shall mean the termination of a Participant’s employment with the Company under circumstances giving rise to an entitlement to a retirement benefit, including a benefit payable by reason of Disability, under any employee pension benefit plan maintained by the Company which plan is intended to be qualified under Code section 401(a); provided, however, that, if the Participant has not accrued a benefit under any such pension plan, the term “Retirement” shall have the meaning given to such term under the Dean Witter Reynolds Inc. Pension Plan or any successor thereto; provided, further, that, notwithstanding the foregoing, the transfer of an individual to Related Employment shall not be treated as a termination of employment due to Retirement.

2.28	“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Act and any successor provision thereto.

2.29	“SAR” shall mean a stock appreciation right, as described in Section 7.3.

2.30 “SEC” shall mean the U.S. Securities and Exchange Commission, or any United States federal governmental body that succeeds to its responsibilities.

2.31 “Section 162(m) Award” shall mean an Award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m) and the regulations thereunder (or any successor provisions thereto).

2.32	“Section 409A” shall mean Code section 409A and the regulations thereunder (or any successor provisions thereto).

2.33 “Stock” shall mean the common stock of Morgan Stanley, par value $.01 per share, and any stock into which such stock is transformed as a result of a corporate reorganization or other transaction.

2.34 “Stock Unit” shall mean a general, unsecured obligation of the Company to deliver one share of Stock (or the value thereof) to a Participant pursuant to an Award recorded by the Company as a bookkeeping entry and subject to conditions determined by the Committee pursuant to Section 8.

2.35	“Unrelated SAR” shall have the meaning set forth in Section 7.3(b).

Section 3 Administration.

3.1 The Plan shall be administered by the Committee. It is intended that the directors appointed to serve on the Committee shall qualify (i) as “non-employee directors” (within the meaning of Rule 16b-3), (ii) as “outside directors” (within the meaning of Code section 162(m) and the regulations thereunder), and (iii) under any similar statute or rule, in each case, to the extent applicable. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

3.2	The Committee shall have the authority:

(i) to exercise all of the powers granted to it under the Plan;

(ii) to construe, interpret and implement the Plan and any written documents setting forth the terms of Awards under the Plan;

(iii) to prescribe, amend and rescind rules relating to the Plan;

(iv) to make any determination necessary or advisable in administering the Plan;

(v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any Award made under the Plan; and

(vi) to delegate any of its powers to Morgan Stanley’s chief executive officer or to one or more other officers of the Company, except with respect to any person subject to the provisions of Section 16 of the Act, with respect to a Section 162(m) Award or which by law may not be so delegated.

3.3 Morgan Stanley’s chief executive officer may, to the extent permitted by law, further delegate any of the powers that the Committee has delegated to such officer pursuant to Section 3.2(vi) to one or more officers of the Company.

3.4 The determination of the Committee on all matters relating to the Plan or any Award made under the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

3.5 No member of the Committee shall be liable, individually or jointly and severally with any other Committee member, for any action, determination or omission made in good faith with respect to the Plan or any Award hereunder. In the performance of their duties hereunder, Committee members shall be entitled to rely upon information and advice furnished: (a) by the Company and its officers, directors, employees, accountants, counsel and consultants; (b) by Participants and their heirs, assigns and representatives; and (c) by any other party whose information or advice is determined by the Committee to be reasonable and necessary for the administration of the Plan.

3.6 The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to refer to the Board.

Section 4 Shares Available for Awards.

4.1 Subject to Section 10.4 (relating to adjustments upon changes in capitalization), as of any date, the total number of shares of Stock with respect to which Awards may be granted under the Plan, shall equal:

(a) 30,000,0001 shares of Stock;

(b) reduced by the sum (without duplication) of:

(i) the number of shares of Stock subject to outstanding Awards;

(ii) the number of shares of Stock in respect of which Awards have been exercised;

(iii) the number of shares of Stock issued without forfeiture or similar restrictions or issued with forfeiture or similar restrictions which have lapsed;

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Such number represents the maximum number of shares of Stock available for Awards under the Plan that was initially approved by the Board and the stockholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) and does not reflect adjustments to such maximum number that were made in accordance with Section 4.1 or Section 10.4 after the Effective Date.

(c) increased by the sum of:

(i) shares of Stock subject to previously granted Awards that have expired, terminated, or been canceled or forfeited for any reason (other than by reason of exercise or vesting);

(ii) shares of Stock delivered or withheld (or deliverable or required to be withheld as a condition of exercise of an Award) in payment of the exercise or purchase price of an Award granted under the Plan or under any other employee benefit plan of the Company.

4.2 Any rule set forth in Section 4.1 that is considered a “formula” under the rules of the New York Stock Exchange applicable to Morgan Stanley shall expire on and not be applied after the date specified by the rules of the New York Stock Exchange (which, as of the Amendment Date, is the tenth anniversary of the Effective Date). The expiration of any such rule shall not affect any calculation of shares of Stock available for delivery under the Plan that was made while the rule was in effect.

4.3 Without limiting the generality of the foregoing, the Committee may cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award shall satisfy all applicable Plan requirements as of the date such new Award is made. Notwithstanding the foregoing or any other provision of the Plan, in no event shall an Option or SAR be granted in substitution for a previously granted Option or SAR with the old Award being canceled or surrendered as a condition of receiving the new Award, if the new Award would have a lower Option exercise price or SAR appreciation base than the Award it replaces. The foregoing is not intended to prevent equitable adjustment of Awards upon the occurrence of certain events as herein provided, including without limitation, adjustments pursuant to Section 10.4.

Section 5 Persons Eligible for Awards.

Awards under the Plan may be made to such employees of the Company as the Committee shall from time to time, in its sole discretion, select.

Section 6 Types of Awards Under the Plan.

6.1	In General.

(a) Awards may be made under the Plan in the form of:

(i) Options,

(ii) SARs,

(iii) Restricted Stock or Stock Units,

(iv) Other Stock-based Awards,

(v) Section 162(m) Awards; or

(vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan, including but not limited to Awards granted in connection with or in lieu of awards or payments under any other employee benefit plan or compensation arrangement of the Company (other than a plan qualified under Code Section 401(a) or an excess benefit plan related to a plan qualified under Section 401(a)) and Awards made to eligible employees who are foreign nationals or are employed outside the United States.

(b) Awards may be granted alone or in conjunction with one or more other Awards, provided that Options intended to qualify as incentive stock options shall only be granted in compliance with Section 7.1 and applicable provisions of the Code.

(c) In granting an Award, including, without limitation, a Section 162(m) Award, the Committee may provide that, irrespective of whether an Award is denominated, in whole or in part, by reference to shares of Stock, an Award may be paid at the election of the Committee or, if permitted by the Committee, the Participant, in whole or in part, in Stock, Stock Units, cash, Cash Units or other Awards.

(d) Awards under the Plan, including, without limitation, Section 162(m) Awards, may, in the discretion of the Committee, be made in substitution, in whole or in part, for cash or other compensation that would otherwise become payable to an eligible individual. An Award Certificate may provide that an eligible individual may elect to receive one form of Award permitted under the Plan in lieu of any other form of Award, or may elect to receive an Award under the Plan in lieu of all or part of any compensation which otherwise might have been paid to such eligible individual; provided, however, that any such election shall not require the Committee to make any Award to such eligible individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award.

6.2	Award Certificates.

The terms and conditions of all Options, SARs and Section 162(m) Awards shall be set forth in Award Certificates. Other Awards granted under the Plan shall be evidenced by Award Certificates to the extent deemed necessary or desirable by the Committee. An Award Certificate shall be signed by an officer of the Company (which signature may be in facsimile). The Company may, in its sole discretion, require a Participant to execute and return a copy of the Award Certificate to the Company as a condition of receiving or retaining an Award or payment on account of an Award.

6.3	Dividend Equivalents.

With respect to any ordinary or regular dividend or distribution on shares of Stock corresponding to an Award other than an Option or a SAR, the Committee may, in its discretion, authorize current or deferred payments (payable in cash, Stock, Stock Units or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such ordinary or regular dividend or distribution, including the reinvestment of ordinary or regular dividends into additional shares of Stock or Stock Units. The Committee may, in its discretion, make such payments subject to vesting, deferral, restrictions on transfer and other terms and conditions.

6.4	Deferred Compensation.

(a) Plan Awards. The Committee may, in an Award Certificate or by appropriate action at any time before an Award is vested, paid or exercised, give Participants the opportunity to defer the payment or settlement of the Award in accordance with procedures specified by the Committee. The Committee shall have the right at any time to accelerate the payment or settlement of any Award granted under the Plan, including, without limitation, any Award subject to a prior deferral election, provided, however, that the amount payable on account of such Award may be discounted to reflect the time value of the accelerated payment; and provided, further, that the Committee shall not have any such right to the extent it is prohibited by Section 409A, or the existence of such right would result in a Participant being required to recognize income for United States federal income tax purposes prior to the time of payment, settlement or exercise of an Award or would result in a Participant incurring interest or additional tax under Section 409A. The Committee may provide that a Participant exercising an Option other than an incentive stock option may defer the compensation to be received upon such exercise.

(b) Other Deferred Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of a Participant’s salary, bonus or other compensation, or any combination thereof and whether or not such deferred amounts may be:

(i) forfeited to the Company or, in the case of Awards other than Section 162(m) Awards, other Participants, or any combination thereof under certain circumstances (which may include but need not be limited to, certain types of termination of employment or performance of services for the Company); and/or

(ii) subject to increase or decrease in value based upon the attainment of, or failure to attain, respectively, certain performance measures.

6.5 Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded and unsecured” plan for incentive compensation. With respect to any payments in either cash, Stock that is not Restricted Stock or other property not yet made to a Participant by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general, unsecured creditor of the Company. In its sole discretion, the Committee may set aside assets (in trust or otherwise) to assist the Company in meeting its obligations under the Plan (either alone or in conjunction with one or more other compensation plans); provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

Section 7 Options and SARs.

7.1	Options.

(a) Subject to Sections 7.8 and 7.9, the Committee may grant Options in such amounts and subject to such conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. Such terms and conditions may include, but shall not be limited to, restrictions on the transferability and the forfeiture of Stock acquired by a Participant upon the exercise of an Option. Unless the applicable Award Certificate otherwise provides, no Option may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the Participant.

(b) Each Award Certificate relating to an Option shall specify whether the Option is a non-qualified stock option, is intended to be an incentive stock option described in Code section 422 or is intended to be any other type of option that may be described in the Code. No Option shall be treated as an incentive stock or other tax-qualified option unless the Award Certificate specifically states that the Award is intended to be an incentive stock option or other tax-qualified option.

(c) In the case of incentive stock options, the terms and conditions of any such grant shall be subject to and comply with the requirements of Code sections 421, 422 and 424, any regulations thereunder and any successors thereto, including, but not limited to, the requirement that such Options be exercisable during the Participant’s lifetime only by the Participant, that no such Option shall be granted more than ten years after the date the Board adopts the Plan nor exercisable more than ten years after the date of grant. In no event shall incentive stock options be granted under the Plan in respect of more than 20,000,0002 shares of Stock, subject to adjustment under Section 10.4. If an Option is intended to be an incentive stock option and if, for any reason, such Option shall fail to so qualify as an incentive stock option, such Option shall be considered to be a nonqualified stock option appropriately granted under the Plan to the extent such Option meets the Plan’s requirements applicable to nonqualified stock options.

7.2	Restoration Option Rights.

(a) Subject to Sections 7.8 and 7.9, the Committee may grant to a Participant, as a feature of an Option (under this Plan) or separately in connection with an option under any other plan of the Company (in either case, an “Original Option”) a right to acquire Stock (a “Restoration Option Right”) pursuant to which a Participant who pays the exercise price of the Original Option by tendering shares of Stock shall automatically be granted an option (a “Restoration Option”) to acquire a number of shares of Stock equal to the sum of: (i) the number of shares tendered by the Participant to pay the exercise price; and (ii) the number of shares tendered by the Participant or, pursuant to the Participant’s exercise of a tax withholding right described in Section 10.3(b)(ii), withheld by the Company from the shares being acquired upon the exercise of the Original Option to pay income or other taxes required to be withheld from the Participant’s compensation as a result of the exercise of the Original Option.

(b) The Committee may grant Restoration Option Rights in connection with an Original Option at the time the Original Option is granted or at any later time on or before the date on which the Original Option is exercised.

(c) The Committee may, in its discretion, provide in an Award Certificate that a Restoration Option shall not be granted or, if granted, shall not become exercisable, unless the Fair Market Value of a share of Stock shall, on the date of such grant or exercise, be equal to or exceed a minimum amount determined by the Committee.

(d) The Restoration Option exercise price shall not be less than the Fair Market Value of a share of Stock on the Original Option’s exercise date. Restoration Options shall be subject to the terms and provisions contained in the Plan and such other terms, conditions and limitations as the Committee shall determine from time to time regarding the exercisability, forfeiture, payment provisions and other features of Restoration Options. All Restoration Options shall expire not later than the expiration date of the Original Option with respect to which the Restoration Option was granted.

7.3	SARs.

(a) Related SARs. Subject to Sections 7.8 and 7.9, the Committee may grant a SAR in connection with all or any part of an Option granted under the Plan (a “Related SAR”), either at the time

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Such number represents the maximum number of shares of Stock available for incentive stock options under the Plan that was initially approved by the Board and the stockholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) and does not reflect adjustments to such maximum number that were made in accordance with Section 10.4 after the Effective Date.

the related Option is granted or any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of a Related SAR shall, subject to the terms of the Plan and the applicable Award Certificate, have the right to surrender to the Company for cancellation all or a portion of the related SAR granted under the Plan, but only to the extent that such related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of :

(i) the aggregate Fair Market Value of the shares of Stock subject to the related Option or portion thereof (determined as of the date of exercise of such Related SAR), over

(ii) the aggregate exercise price of the related Option or portion thereof.

(b) Unrelated SARs. Subject to Sections 7.8 and 7.9, the Committee may grant a SAR that is not connected with an Option (an “Unrelated SAR”) in such amount and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an Unrelated SAR shall, subject to the terms of the Plan and the applicable Award Certificate, have the right to surrender to the Company for cancellation all or a portion of such SAR, but only to the extent that such SAR is then exercisable, and to be paid therefor an amount equal to the excess (if any) of:

(i) the aggregate Fair Market Value of the shares of Stock underlying such SAR or portion thereof (determined as of the date of exercise of such SAR) over,

(ii) the aggregate appreciation base of the shares of Stock underlying such SAR or portion thereof.

(c) Payment due to a Participant upon exercise of a SAR shall be made in cash, Cash Units, Stock or Stock Units (Stock or Stock Units to be valued at the Fair Market Value thereof as of the date of exercise), currently or deferred under Section 6.4, as determined by the Committee in its sole discretion consistent with the relevant Award Certificate and the Plan.

7.4	Exercise of Related SAR Reduces Shares Subject to Option.

Upon any exercise of a Related SAR, or any portion thereof, the number of shares of Stock subject to the related Option shall be reduced by the number of shares of Stock in respect of which the Related SAR shall have been exercised.

7.5	Exercisability of Options and SARs. Subject to the other provisions of the Plan:

(a) Exercisability Determined by Award Certificate. Each Award Certificate shall set forth the period during which and the conditions subject to which the Option or SAR evidenced thereby shall be exercisable, as determined by the Committee in its discretion.

(b) Exercise of Related SAR. Unless the applicable Award Certificate otherwise provides, a Related SAR shall be exercisable at any time during the period that the related Option may be exercised.

(c) Partial Exercise Permitted. Unless the applicable Award Certificate otherwise provides, an Option or SAR granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such Option or SAR shall then be exercisable.

(d) Notice of Exercise; Exercise Date.

(i) An Option or SAR shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner (including in electronic form, such as by email or via a website) as the Committee shall in its sole discretion prescribe, and, in the case of an Option, by payment in accordance with Section 7.6.

(ii) Unless the applicable Award Certificate otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an Option or SAR shall be the date the Company receives such written notice of exercise and payment.

7.6	Payment of Option Exercise Price.

(a) Tender Due Upon Notice of Exercise. Unless the applicable Award Certificate otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option shall be accompanied by payment of the full purchase price for the shares being purchased.

(b) Manner of Payment. Subject to the provisions of the applicable Award Certificate, the exercise price of the Option may be paid (i) in cash, (ii) by actual delivery of, or attestation to ownership of, freely transferable Stock already owned by the person exercising the Option, (iii) by a combination of cash and Stock equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Stock subject to the Option with a value equal to the exercise price, or (v) by such other means as the Company, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Company for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Company that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

7.7	Proof of Beneficial Ownership.

Wherever in this Plan or any Award Certificate a Participant is permitted to pay the exercise price of an Award or taxes relating to the exercise of an Award by delivering shares of Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Stock, in which case the Company shall treat the Award as exercised without further payment and shall withhold such number of shares from the shares acquired by the exercise of the Award (or if the Award is paid in cash, cash in an amount equal to the Fair Market Value of such shares).

7.8	Maximum Number of Shares Subject to Awards.

Grants of Options and SARs to any Participant in any five consecutive calendar years may not be made with respect to more than 3,000,0003 shares of Stock, subject to adjustment under Section 10.4.

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Such number represents the maximum number of shares of Stock available for Options and SARs that may be granted to any Participant in five consecutive calendar years that was initially approved by the Board and the stockholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) and does not reflect adjustments to such maximum number that were made in accordance with Section 10.4 after the Effective Date.

7.9	Exercise Price, Base Appreciation Price and Expiration Date.

No Option or SAR shall be granted hereunder at an exercise or base appreciation price, as the case may be, lower than 100% of the Fair Market Value of a share of Stock on the grant date thereof and no Option or SAR granted hereunder shall remain exercisable for more than 10 years after the grant date thereof.

Section 8 Restricted Stock and Stock Unit Awards.

8.1	Grant of Awards.

The Committee may grant Restricted Stock or Stock Unit Awards, alone or in tandem with any other Award made under the Plan or any other award made under any other plan or arrangement of the Company, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine and set forth in an Award Certificate; provided, however, that the total number of shares of Stock with respect to which the aggregate of Awards under Sections 8 and 9 of the Plan may vest shall not exceed 10,000,0004, subject to adjustment under Section 10.4. The vesting and payment of a Restricted Stock or Stock Unit Award granted under the Plan may be conditioned upon (i) the completion of a specified period of employment with the Company, (ii) the attainment of specified performance goals, and/or (iii) such other criteria as the Committee may determine in its sole discretion. The forfeiture of a Restricted Stock or Stock Unit Award shall be governed by such terms and conditions as are set forth in the Award Certificate.

8.2	Payment.

Each Award Certificate with respect to a Restricted Stock or Stock Unit Award shall set forth the amount (if any) to be paid by the Participant with respect to such Award. If a Participant makes any payment to the Company (other than for taxes) for a Restricted Stock or Stock Unit Award which does not vest, a refund of such payment may be made to the Participant following the forfeiture of such Award on such terms and conditions as the Committee may determine. Any payment required to be made by a Participant shall be made in a form described in Section 7.6(b).

8.3	Issuance of Shares.

The Committee may provide that one or more certificates or other evidence of ownership representing Restricted Stock Awards shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Award Certificate, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Award Certificate otherwise provides, no share of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the Participant until such share has vested in accordance with the terms of such Award.

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Such number represents the maximum number of shares of Stock available for Awards under Sections 8 and 9 of the Plan that was initially approved by the Board and the stockholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) and does not reflect adjustments to such maximum number that were made in accordance with Section 4.1 or Section 10.4 after the Effective Date.

8.4	Participants’ Rights Regarding Restricted Stock and Stock Units.

Unless the applicable Award Certificate otherwise provides: (i) a Participant may vote and receive dividends on Restricted Stock awarded under the Plan; and (ii) any Stock received as a distribution with respect to shares of Restricted Stock (or credited to an Award of Stock Units) shall be subject to the same restrictions as such shares of Restricted Stock (or Stock Units).

Section 9 Other Stock-Based Awards.

9.1 The Committee may grant other Awards of Stock and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Fair Market Value of Stock (“Other Stock-Based Awards”) under such terms and conditions as the Committee shall determine; provided, however, that that the total number of shares of Stock with respect to which the aggregate of Awards under Sections 8 and 9 of the Plan may vest shall not exceed 10,000,000,5 subject to adjustment under Section 10.4.

9.2 The Committee may grant Other Stock-Based Awards alone or in addition to any other Awards made under the Plan or any awards made under any other plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine to whom and when such Other Stock-Based Awards will be made, the number of shares of Stock to be Awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-Based Awards shall be denominated in Stock, Stock Units, cash, Cash Units or a combination thereof, or settled on a deferred basis pursuant to Section 6.4.

9.3 The Company, in its discretion, may provide that a Participant may vote or receive dividends or dividend equivalents on Other Stock-Based Awards awarded under the Plan.

Section 10 Miscellaneous.

10.1	Amendment of the Plan; Modification of Awards.

(a) The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time, and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Certificate at any time), provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval to the extent such approval is necessary to comply with any tax or regulatory requirement, including but not limited to any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Act, necessary to qualify Awards granted hereunder as performance-based compensation for purposes of Code section 162(m) or necessary to satisfy listing or other requirements of any self-regulatory organization (provided that the Company is subject to the requirements of Section 16 of the Act, Code Section 162(m) or the jurisdiction of such self-regulatory organization, as the case may be, as of the date of such action). No amendment to the Plan or an Award shall materially impair any rights under an Award previously made without the consent of the affected Participant; provided, however, that the Company may, without a Participant’s consent, amend or modify the Plan or any Award under the Plan in any manner that the Company considers necessary or

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Such number represents the maximum number of shares of Stock available for Awards under Sections 8 and 9 of the Plan that was initially approved by the Board and the stockholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) and does not reflect adjustments to such maximum number that were made in accordance with Section 4.1 or Section 10.4 after the Effective Date.

advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that Awards granted under the Plan are not subject to United States federal, state or local income tax or any equivalent taxes in territories outside the United States prior to payment.

(b) Subject to the terms and conditions of the Plan (including Section 10.1(a)), the Board or the Committee shall have the right to amend outstanding Awards including, without limitation, any amendment which would:

(i) accelerate the time or times at which an Award may vest or become exercisable; and/or

(ii) extend the scheduled termination or expiration date of the Award;

provided, however, that no amendment having a material adverse effect upon the interest of a Participant in an Award shall be made without the consent of such Participant; and provided, further, that the Committee shall not have any such right to the extent it is prohibited by Section 409A, or the existence of such right would result in a Participant being required to recognize income for United States federal income tax purposes prior to the time of payment, settlement or exercise of an Award or would result in a Participant incurring interest or additional tax under Section 409A.

(c) Section 409A. Any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority is prohibited by Section 409A, or would result in a Participant being required to recognize income for United States federal income tax purposes prior to the time of payment, settlement or exercise of an Award or would result in a Participant incurring interest or additional tax under Section 409A.

10.2	Consent Requirements.

If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of Stock or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

10.3	Withholding Taxes; Satisfaction of Obligations.

(a) As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA tax) imposed on property or income received by a Participant pursuant to the Plan or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by the Committee and, in the discretion of the Committee, such payment may be in the form of cash or other property. Whenever cash is to be paid under the Plan (whether upon the exercise of a SAR or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the Participant, an amount sufficient to enable the Company to satisfy all taxes, assessments or other governmental charges or of other obligations that a Participant owes to the Company related thereto or to the delivery of any shares of Stock under the Plan. In accordance with rules and procedures authorized by the Committee, in satisfaction of such taxes, assessments or other governmental charges or of other obligations that a Participant owes to the Company, the Company may, in the discretion of the Committee, make available for delivery a lesser number of Shares in payment or settlement of an Award or permit a Participant to tender previously owned Shares to satisfy such withholding obligation. At the discretion of the Committee, the Company may deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan.

(b) Without limiting the generality of the foregoing, if authorized by the Committee:

(i) a Participant may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Stock owned by the Participant for such period of time as may be required to avoid a charge to the Company’s earnings for financial statement purposes (as determined by the Company) having a Fair Market Value (determined as of the date of such delivery by the Participant) equal to all or part of the amount to be so withheld, provided that the Company may require, as a condition of accepting any such delivery, the Participant to furnish an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the Participant incurring any liability under Section 16(b) of the Act and does not require any Consent; and

(ii) the Committee may, from time to time and upon such terms and conditions as it may in its discretion determine, grant rights (“withholding rights”) under the Plan to have the Company withhold from the receipt of proceeds on the settlement or exercise of any Award a number of shares of Stock of sufficient Fair Market Value (x) to pay the amount of taxes the Company is required to collect or withhold on the settlement or exercise of the Award or (y) to satisfy any obligation that a Participant owes to the Company. Withholding rights shall be exercised simultaneously with the exercise or receipt of an Award, giving rise to a tax withholding obligation. Shares of Stock withheld shall be deemed to have been delivered to the Company on the exercise or Award date, as appropriate.

10.4	Adjustments Upon Changes in Capitalization.

The number of shares of Stock which may be issued pursuant to Awards under the Plan, the maximum number of Options and/or unrelated SARs which may be granted to any one person in any period, the maximum number of shares of Stock with respect to which the aggregate of Awards made under Sections 8 and 9 may vest, the number of shares of Stock that may be subject to incentive stock options, the number of shares of Stock subject to Awards, the exercise price and appreciation base of Options and SARs granted under the Plan, the maximum number of shares of Stock which may be paid pursuant to a Section 162(m) Award, the amount payable by a Participant in respect of an Award and any appropriate feature of any Other Stock-Based Award (i) shall be equitably adjusted for any change in the number of issued shares of Stock resulting from the subdivision or combination of shares of Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Stock effected without receipt of consideration by the Company and (ii) shall be equitably adjusted to reflect the payment of an extraordinary cash dividend or the spinoff of a portion of the Company after the Amendment Date; provided, however, that any Awards covering fractional shares of Stock resulting from any such adjustment shall be eliminated; and provided, further, that no Option granted under the Plan shall be adjusted in a manner that causes such Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code section 422 (and no Section 162(m) Award shall be adjusted pursuant to this Section 10.4 in a manner that causes such Award to fail to meet the requirements of Code section 162(m)).

10.5	No Right of Employment or Continued Participation.

Nothing in the Plan or in any Award Certificate shall confer upon any person the right to continue in the employment or other service of the Company or a Subsidiary or affect any right which the Company may have to terminate the employment or other service of such person. Nothing in the Plan shall confer upon any person a claim or right to the grant of an Award.

10.6	No Rights as a Stockholder.

Except as otherwise provided in an applicable Award Certificate, no Participant or other person shall have any of the rights of a stockholder of the Company with respect to shares of Stock subject to an Award until the issuance of such Stock to the Participant for such shares or, in the case of a Restricted Stock Award granting dividend and/or voting rights to the Participant, to the escrow agent, custodian or trustee designated to hold such shares. Except as otherwise provided in an applicable Award Certificate or in Section 10.4, or with respect to Restricted Stock, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such Stock is issued.

10.7	Nature of Payments.

(a) Any and all Awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed or to be performed for the Company by the Participant.

(b) All Awards and payments granted or made hereunder shall be considered special incentive or retention payments to the Participant. Except as specifically provided in such plan or agreement, no Awards or payments shall be taken into account in computing the Participant’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any agreement between the Company and the Participant.

(c) By exercising or accepting payment of an Award under the Plan, the Participant shall thereby waive any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Award Certificate, notwithstanding any contrary provision in any written employment contract with the Participant, whether any such contract is executed before or after the grant date of the Award.

10.8	Non-Uniform Determinations.

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Certificates, as to:

(a) the persons receiving Awards under the Plan, and

(b)	the terms and provisions of Awards under the Plan.

10.9 Other Payments or Awards.

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, or the Committee, from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

10.10 Change in Control.

The Committee may, in its discretion, include in any Award Certificate a provision pursuant to which the Award will become exercisable, vest, be paid, have restrictions on the Stock underlying the Award removed, be canceled or forfeited, be replaced or otherwise become subject to special vesting, exercise and forfeiture rules upon the occurrence of a “change in control” or “change in ownership” (as such terms are defined by the Committee from time to time).

10.11 Section Headings.

The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

10.12 Effective Date.

The Plan became effective upon the approval thereof by the stockholders of Dean Witter, Discover & Co. (the predecessor of Morgan Stanley) on May 28, 1997 (the “Effective Date”).

10.13 Governing Law.

The Plan shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

10.14 Plan Expenses.

The expenses of the Plan shall be borne by the Company.

10.15 Related Employment.

With respect to Awards granted prior to the Amendment Date, (i) the commencement of Related Employment by a Participant shall not be treated, for purposes of the Plan and any Award hereunder, as a termination of employment, and (ii) the Retirement, Disability or death of an individual during a period of Related Employment shall be treated, for purposes of the Plan and any Award hereunder, as if such event had occurred while the individual was an employee of the Company.